UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, American Electric Technologies, Inc. (the “Company”) entered into a new Employment Agreement with Charles M. Dauber pursuant to which Mr. Dauber will continue to serve as the President and Chief Executive Officer of the Company from January 1, 2012 to December 31, 2013. The agreement was approved by the Compensation Committee of the Board of Directors. The Employment Agreement is filed herewith as Exhibit 10.1 and incorporated by reference herein. A summary of the principal terms of the employment agreement are set forth in Exhibit 99.1 and incorporated by reference herein. The summary Mr. Dauber’s employment agreement is qualified in its entirety by reference to the agreement set forth in Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Employment Agreement dated January 31, 2012 with Charles M. Dauber.

99.1	Summary of Employment Agreement with Charles M. Dauber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: February 6, 2012	By:	/s/ Frances Powell Hawes
Frances Powell Hawes
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement dated January 31, 2012 with Charles M. Dauber.

99.1	Summary of Employment Agreement with Charles M. Dauber.